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                                                                    EXHIBIT 5.1


                      [FIELD ATKINSON PERRATON LETTERHEAD]



                                                  Bonnie L. Kuhn
                                                  Direct Line: (403) 260-8560
                                                  e-mail: blkuhn@fieldlaw.com

                                                  Our File: 36934.8

                                                  Your File:

July 12, 2002


THE BOARD OF DIRECTORS OF
GOLDEN STAR RESOURCES LTD.
Suite 103, 10579 Bradford Road
Littleton, Colorado 80127-4247
USA

Dear Sirs:

RE: GOLDEN STAR RESOURCES LTD. - REGISTRATION STATEMENT ON FORM S-3

We have acted as Canadian counsel for Golden Star Resources Ltd., a Canadian corporation, (the "Corporation") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 relating to the sale of up to 14,000,000 units (the "Initial Units"), each Unit consisting of one common share of the Corporation (the "Shares") and one-half of one common share purchase warrant (the "Warrants"), plus up to 2,100,000 Units that are subject to an option granted to the underwriters solely to cover overallotments, if any, (the "Option Units" and together with the Initial Units, the "Units") and a warrant to purchase 770,000 common shares of the Corporation (the "Underwriters' Warrant"), pursuant to the Canadian underwriting agreement and the U.S. agency agreement described in the Registration Statement.

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

Based on the foregoing, it is our opinion that the Shares and Warrants comprising the Units, when issued and sold in compliance with the provisions of the Canadian underwriting agreement and the U.S. agency agreement, and the Shares issuable upon exercise of the Warrants and the Underwriters' Warrant, upon issuance after exercise of the Warrants and the Underwriters' Warrant in accordance with their terms, will be duly authorized and legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Validity of Securities" in the U.S. prospectus and "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Canadian prospectus.

Yours truly,

FIELD ATKINSON PERRATON LLP